As filed with the Securities and Exchange Commission on June 15, 2005
                                                             File No. 333-122522
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                          BERKSHIRE HILLS BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                   04-3510455
   (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                    Identification No.)



                      24 NORTH STREET, PITTSFIELD, MA 01201
               (Address of Principal Executive Offices) (Zip Code)
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            Amendment to Supplemental Executive Retirement Agreement
             Woronoco Bancorp, Inc. 1999 Stock Based Incentive Plan
                  Woronoco Bancorp, Inc. 2001 Stock Option Plan
              Woronoco Bancorp, Inc. 2004 Equity Compensation Plan
          Woronoco Savings Bank Supplemental Executive Retirement Plan
                            (Full Title of the Plans)

                                GERALD A. DENMARK
         SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                          BERKSHIRE HILLS BANCORP, INC.
                                 24 NORTH STREET
                              PITTSFIELD, MA 01201
                     (Name and Address of Agent For Service)

                                 (413) 443-5601
          (Telephone Number, Including Area Code, of Agent For Service)
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                        COPIES OF ALL COMMUNICATIONS TO:

                                GERALD A. DENMARK
         SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                          BERKSHIRE HILLS BANCORP, INC.
                                 24 NORTH STREET
                              PITTSFIELD, MA 01201



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This Post-Effective Amendment No. 1 covers shares of the Registrant's common stock originally registered on its Registration Statement on Form S-4 (File No. 333-122522), to which this is an amendment. The registration fees in respect of such shares of common stock were paid at the time of the original filing of such Registration Statement on Form S-4. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Post-Effective Amendment No. 1 also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

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                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by Berkshire Hills Bancorp, Inc. ("Berkshire Hills Bancorp" or the "Registrant") are incorporated herein by reference:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  2004;

         (b)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2005;

         (c) Current Reports on Form 8-K filed on April 1, 2005, April 12, 2005, April 28, 2005, May 25, 2005 and June 1, 2005 and on
                  Form 8-K/A on June 2, 2005 (other than the portions of those documents not deemed to be filed); and

         (d) The description of Berkshire Hills Bancorp's common stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating that description.



All documents filed by Berkshire Hills Bancorp or the Named Benefit Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) subsequent to the date hereof and prior to the filing of a post-effective amendment hereto indicating that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Gerald A. Denmark, Esq., who is providing an opinion on the legality of the shares of the common stock being registered hereby, is a Senior Vice President, General Counsel and Corporate Secretary of Berkshire Hills Bancorp. In addition, Mr. Denmark owns, and/or has options to acquire pursuant to Berkshire Hills Bancorp's employee benefit plans, an aggregate of less than 1% of the outstanding shares of common stock of Berkshire Hills Bancorp.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Pursuant to Section 102(b)(7) of the DGCL, Article Eleventh of Berkshire Hills Bancorp's certificate of incorporation provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of Berkshire Hills Bancorp shall be personally liable to Berkshire Hills Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article Tenth of Berkshire Hills Bancorp's certificate of incorporation empowers Berkshire Hills Bancorp to indemnify any director or officer of Berkshire Hills Bancorp or any other person who is serving at Berkshire Hills Bancorp's request in any such capacity with or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

Article Tenth of Berkshire Hills Bancorp's certificate of incorporation also empowers Berkshire Hills Bancorp by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of Berkshire Hills Bancorp or a subsidiary or an affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss to the fullest extent permitted under the DGCL as from time to time in effect, whether or not Berkshire Hills Bancorp would have the power to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

 Exhibit Number                     Document Description
----------------  --------------------------------------------------------------

     4.1 Certificate of Incorporation of Berkshire Hills Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. (File No. 1-15781) for the year ended December 31, 2004)

     4.2 By-laws of Berkshire Hills Bancorp, Inc., as amended and restated (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. (File No. 1-15781) for the year ended December 31, 2004)

     5.1  Opinion of Gerald A. Denmark.

     23.3 Consent of Gerald A. Denmark, Esq. (included in Exhibit 5.1)

     23.4 Consent of Wolf & Company, P.C., independent registered public accounting firm for Berkshire Hills Bancorp, Inc.

     23.5 Consent of Wolf & Company, P.C., independent registered public accounting firm for the Woronoco Bancorp, Inc.

     24.1 Powers of Attorney (included on signature page of registration statement)


The Registrant will submit or has submitted the plan documents as amended and restated and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify each plan named herein.
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ITEM 9.  UNDERTAKINGS

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2005.

                                            BERKSHIRE HILLS BANCORP, INC.
                                            (Registrant)

                                            By:                          *
                                            ------------------------------------
                                            Name: Michael P. Daly
                                            Title:  President and Chief
                                                    Executive Officer


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald A. Denmark, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                            TITLE
---------------------------------------------------  -------------------
                         *                           Director, President
                                                     and Chief Executive Officer
---------------------------------------------------
                 (Michael P. Daly)
                         *                           Director, Non-Executive
                                                     Chairman
---------------------------------------------------
               (Lawrence A. Bossidy)
                                                     Director
---------------------------------------------------
                 (John B. Davies)
                                                     Director
---------------------------------------------------
                (David B. Farrell)

                      SIGNATURE                            TITLE
---------------------------------------------------  -------------------
                         *                           Director
---------------------------------------------------
               (Peter J. Lafayette)
                                                     Director
---------------------------------------------------
              (Cornelius D. Mahoney)
                         *                           Director
---------------------------------------------------
            (Edward G. McCormick, Esq.)
                         *                           Director
---------------------------------------------------
               (Catherine B. Miller)
                                                     Director
---------------------------------------------------
              (D. Jeffrey Templeton)
                         *                           Director
---------------------------------------------------
               (Corydon L. Thurston)
                         *                           Director
---------------------------------------------------
                 (Ann H. Trabulsi)
                         *                           Director
---------------------------------------------------
                 (Robert A. Wells)

* Gerald A. Denmark hereby signs this Post-Effective Amendment No. 1 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 15, 2005 pursuant to a power of attorney filed as an exhibit to this registration statement.

                                            By: /s/ Gerald A. Denmark, Secretary
                                            ------------------------------------
                                                  (Gerald A. Denmark, Secretary)

THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the trustee(s) (or other person(s) who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2005.


                                            (Plan) AMENDMENT TO SUPPLEMENTAL
                                            EXECUTIVE RETIREMENT AGREEMENT

                                            WORONOCO SAVINGS BANK EMPLOYEE STOCK
                                            OWNERSHIP PLAN

                                            By: /s/ Brian Ippensen
                                            ------------------------------------
                                            Name: Brian Ippensen
                                            Title: First Bankers Trust Services,
                                            Inc., as Trustee


THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the trustee(s) (or other person(s) who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2005.


                                            (Plan) WORONOCO BANCORP, INC. 1999
                                            STOCK BASED INCENTIVE PLAN

                                            WORONOCO BANCORP, INC. 2004 EQUITY
                                            COMPENSATION PLAN

                                            By: /s/ Brian Ippensen
                                                --------------------------------
                                            Name:  Brian Ippensen
                                            Title: First Bankers Trust Services,
                                            Inc., as Trustee


                                            WORONOCO BANCORP, INC. 2001 STOCK
                                            OPTION PLAN

                                            By: /s/ Gerald A. Denmark
                                                --------------------------------
                                            Name: Gerald A. Denmark
                                            Title: Sr. Vice President and
                                                   General Counsel Berkshire
                                                   Hills Bancorp, Inc.

                                  EXHIBIT INDEX


 Exhibit Number                        Document Description
-----------------  -------------------------------------------------------------

     4.1 Certificate of Incorporation of Berkshire Hills Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. (File No. 1-15781) for the year ended December 31, 2004)

     4.2 By-laws of Berkshire Hills Bancorp, Inc., as amended and restated (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. (File No. 1-15781) for the year ended December 31, 2004)

     5.1  Opinion of Gerald A. Denmark, Esq.

     23.3 Consent of Gerald A. Denmark, Esq. (included in Exhibit 5.1)

     23.4 Consent of Wolf & Company, P.C., independent registered public accounting firm for Berkshire Hills Bancorp, Inc.

     23.5 Consent of Wolf & Company, P.C., independent registered public accounting firm for the Woronoco Bancorp, Inc.

     24.1 Powers of Attorney (included on signature page of registration statement)